[***] = certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential.

GROUND LEASE AGREEMENT
BASIC LEASE TERMS SUMMARY

Effective Date	The date that this Lease has been fully executed by both Landlord and Tenant as reflected on the signature age(s)
Landlord	Pacolet Milliken, LLC, a Delaware limited liability company
Tenant	**BPV Power Alpha LLC**
Land	[***]
Initial Term (Section 3)	Five (5) years
Renewal Terms (Section 3)	Four (4) successive renewal terms of five (5) years each
Rent (Section 6)	[***]
Rent Escalation Date (Section 6)	October 1st, 2026 (start at beginning of year 6)
Rent Escalation Percentage (Section 6)	Five percent (5%)
Intended Use	The construction and operation of data center in warehouse structure or mobile units. Tenant may decide to change/add use in the future that will continue to use Lockhart as utility provide and Landlord shall approve such use in a commercially reasonable manner.
Landlord's Notice Address (Section 18)	**Pacolet Milliken, LLC** Attn: Clay Adams Attn: Terrell Mills Attn: Jennifer Calabria 550 S Main St, Suite 601 Greenville, SC 29601 864-342-6177
Tenant's Notice Address (Section 18)	**BPV Power Alpha LLC** Attn: Jerry Tang 800 3rd Avenue 2800 New York, NY 10022
Security Deposit (Section 4)	[***]

GROUND LEASE AGREEMENT

THIS GROUND LEASE AGREEMENT (this "**Lease**") is made and entered into by and between Landlord and Tenant, effective as of the Effective Date.

NOW THEREFORE, in consideration of the amounts to be paid to Landlord by Tenant and the other mutual covenants promises and covenants set forth herein, the receipt and sufficiency of which is hereby conclusively established, Landlord and Tenant hereby agree as follows:

1. **Basic Lease Terms Summary.** References in the body of this Lease to a portion of the Basic Lease Terms Summary (e.g., the defined terms in the left-hand column of the Basic Lease Terms Summary) shall be deemed and construed to incorporate all the terms provided under each such referenced portion of the Basic Lease Terms Summary. References in the Basic Lease Terms Summary to a portion of the body of this Lease (e.g., Section references in the left-hand column of the Basic Lease Terms Summary) shall be deemed and construed to incorporate all the terms provided under each such referenced portion of the body of the Lease. Notwithstanding anything set forth above, if there is any inconsistency between the Basic Lease Terms Summary and another portion of this Lease, the terms of the Basic Lease Terms Summary shall control.

2. **Leased Premises**.

(a) Landlord hereby agrees to lease the Premises (as defined in Section 2(b) below) to Tenant, and Tenant hereby agrees to lease the Premises from Landlord, upon the terms and subject to the conditions set forth herein.

(b) The "**Premises**" as used herein shall be an area comprised of all or partof the Land (such area to be determined in accordance with this Section 2), together with all personal property, improvements and fixtures located on the Land and all other appurtenances, tenements, hereditaments, rights and easements pertaining to the Land. Landlord acknowledges and agrees that the exact size, shape and location of the area of the Land that will comprise the Premises (the "**Lease Boundary Line**") has not yet been determined, and any maps or depictions which Tenant has shown or will show to Landlord (including, without limitation, Exhibit A attached hereto) are approximations only and are subject to change.

(c) Within sixty (60) days following the Effective Date, Landlord shall obtain and deliver to Tenant a survey (the "**Survey**"), which shall set forth and conclusively establish (1) the metes and bounds legal description of the Lease Boundary Line. The parties agree that the Lease Boundary Line set forth in the Survey shall be incorporated into this Lease as if fully set forth herein without amendment to this Lease.

3. **Lease Term**.

(a) The Initial Term shall commence on October 18th, 2021 and shall continue for the entire Initial Term unless modified or earlier terminated pursuant to the terms hereof. If the Initial Term does not commence on the first day of a month, then the Initial Term shall not end until the last day of the last month of the Initial Term.

(b) Unless otherwise in default under the terms of this Lease beyond any applicable notice and cure period(s) and only provided that Tenant has exercised or extended the term of its Electrical Service Agreement with Lockhart Power to correspond to the Renewal Term, Tenant shall have the option to extend the Initial Term for the Renewal Terms by providing Landlord with written notice no later than sixty (60) days prior to the expiration of the Initial Term (or the preceding Renewal Term, as applicable). The Renewal Terms shall be subject to all the terms and provisions of this Lease. The Initial Term and any Renewal Terms, if exercised, shall be collectively referred to as the "**Term**".

4. **Security Deposit**.

(a) Tenant shall deposit the sum of Eighteen Thousand Two Hundred Dollars and no/100 ($18,200.00) with Landlord upon execution of this Lease as security for the full performance of all of the provisions of this Lease on its part (the "Security Deposit"). If at any time during the Term of this Lease, Tenant shall be in default, Landlord, without limitation of any other right or remedy which may apply because of such default, may (i) apply all or part of the Security Deposit for the payment of Rent in default; and/or (ii) appropriate all or part of the Security Deposit to cure the default.

(b) To the extent that all or any portion of the Security Deposit is thus applied or appropriated by the Landlord, and if this Lease is not terminated as a result of the default, Tenant, at Landlord's request and as a condition to the continuance of this Lease, shall pay to the Landlord, within ten (10) days of request by the Landlord, an amount sufficient to place in the Landlord's hands the amount of the original Security Deposit, taking into account the portion, if any, of the adjusted original Security Deposit as may not have been applied or expended by Landlord in accordance herewith.

(c) Landlord may retain the Security Deposit in a general account with other funds. Tenant shall not be entitled to interest on the Security Deposit. If Tenant is not in default at the termination of this Lease, Landlord shall return the Security Deposit (or the portion that has not been applied or appropriated in accordance herewith) to the Tenant within a reasonable time after the termination date of this Lease.

5. **Rent Commencement**. Tenant's obligation to pay Rent shall commence three (3) months after the Effective Date (the "**Rent Commencement Date**"). If the Rent Commencement Date is not on the first day of the month, rent shall be prorated for the first month.

6. **Rent; Payment Schedule; Rent Escalation**.

(a) Rent shall be payable in advance in monthly installments due on the first day of each month during the Term (each, a "**Rent Payment Date**").

(b) Beginning on the Rent Escalation Date, and for each fifth anniversary thereafter, the annual Rent shall increase over the annual Rent payable for the immediately preceding year by the Rent Escalation Percentage.

(c) If any overdue installment of rent is not received by Landlord within ten (10) days after the due date, Tenant will pay a late fee to Landlord in the amount of ten percent (10%) of the unpaid delinquent rent amount. If rent remains unpaid into the next

month, Tenant shall pay interest of 1.5% per month on the unpaid balance due.

7. **Utilities; Maintenance.**

(a) During the Term, (a) Tenant shall arrange and pay for all public utility services used on the Premises by Tenant, and (b) Tenant shall be responsible for the repair and maintenance of the entire Premises.

8. **Lockhart Power Requirement.** Landlord and Tenant agree that Tenant is required to use Lockhart Power for Tenant's power utility needs. Notwithstanding any other provision of this Lease, if Tenant fails to use Lockhart Power for its utility provider for power, Landlord shall have the right to immediately and unilaterally terminate this lease. If Lockhart is unable or refuses to provide power to Tenant, Landlord or Tenant shall have the right to immediately and unilaterally terminate this lease.

9. **Tenant's Property.**

(a) Any and all improvements or other features constructed on, or personal property installed or placed on the Premises by or for Tenant, including without limitation, machinery, fixtures, trade fixtures, equipment, and other personal property (collectively, "**Tenant's Property**") are personal property within the meaning of Article 9 of the UCC (as defined below) regardless of the manner of attachment to the Premises. Tenant's Property is and shall at all times during the Term be deemed to be the property of Tenant, to be removed at Tenant's expense upon the expiration or earlier termination of the Term in accordance with this Lease. The creation, attachment and perfection of security interests in Tenant's Property shall be governed exclusively by Article 9 of the UCC. For the avoidance of doubt, Landlord is not responsible for payment of any Taxes assessed on Tenant's Property.

(b) The parties hereto acknowledge that the Premises consist of land only and do not include Tenant's Property. Any claim to a lien or encumbrance upon the Premises, arising from any act or omission of Landlord, shall accrue only against the real estate owned by Landlord, and not against Tenant's Property, and shall be subject to this Lease. Tenant shall not cause any liens or encumbrances to be placed upon the Premises and in the event a lien or encumbrance is placed upon the Premises, Tenant agrees to indemnify and hold Landlord harmless and shall immediately bond and remove such lien or encumbrance from the Premises.

10. **Use and Occupancy**. Tenant shall use the Premises for the Intended Use (including all lawful uses that are incidental to, or not inconsistent with the Intended Use) and for no other purpose whatsoever. Tenant shall comply with all laws, rules, and regulations associated with Tenant's use of the Premises for the Intended Use, including but not limited to compliance with any noise laws or regulations associated with Tenant's use of air cooling on the property.

11. **Alterations and Construction Rights**. Tenant may, at its expense and with the consent of Landlord, remove and/or alter any existing improvements on the Premises, and make any alterations, additions, improvements and changes to the Premises that Tenant deems reasonably necessary in the operation of its business and the Intended Use, including, without limitation, installation of Tenant's Property, fencing, security devices and/or signage,

and excavating, grading, leveling or otherwise modifying the Land; provided, that such alterations, additions, improvements and changes are made in compliance with applicable laws and do not materially and adversely affect Landlord's adjacent property or Landlord's access to such property. Landlord shall sign and deliver all applications and other documents, and shall take all such other actions, as are reasonably requested by Tenant in connection with obtaining any re-zonings, variances or other approvals as Tenant shall deem necessary or desirable in connection with the operation of the Premises.

12. **End of Term.**

(a) Within ninety (90) days after the expiration or earlier termination of the Term, Tenant shall completely remove all of Tenant's Property and restore the Premises to substantially similar condition as existed prior to the Lease (except as otherwise provided below). The removal of Tenant's Property shall be completed in a manner that does not unreasonably and adversely affect the suitability of the Premises to be used for the same purposes existing as of the Effective Date and shall comply with all applicable laws or regulations governing such removal. Tenant shall leave the Premises free of any conditions created by Tenant which present a current unreasonable risk of harm to Landlord or members of the public. Tenant shall continue to pay the agreed upon Rent until such time as Tenant shall have completely removed all of Tenant's Property, restored the Premises (subject to the limitations herein), and vacated the Premises. If Tenant fails to vacate the Premises in accordance with this Section 12, Landlord shall be entitled to holdover rent in the amount equal to one hundred fifty percent (150%) of Rent for the final year of the Term, prorated on a daily basis, for each day that Tenant fails to so vacate the Premises. Any such holdover shall be construed as a tenancy from month-to-month.

(b) Landlord shall have the right to request that Tenant leave specific improvements to the Property (i.e., concrete pads, water lines, power lines, etc.). Prior to Tenant commencing the removal provided for in Section 12(a), Tenant shall submit in writing to Landlord the improvements Tenant plans to remove, and Landlord shall respond within ten (10) days if Landlord wishes for any improvements to remain on the property.

(c) If after the 90-day period after the termination of the Term Tenant has not completely removed all of Tenant's Property and vacated the Premises, Tenant acknowledges, agrees and consents that all of the Tenant's Property shall become the property of Landlord and Landlord may remove and sell the Tenant's Property.

(d) Landlord reserves the right to require Tenant to obtain a bond, provide an additional security deposit, or post an irrevocable letter of credit for the estimated amount to remove Tenant's Property. Landlord reserves the right to require such bond at any time during the Term of this Lease. Such bond shall permit Landlord, in the event that Tenant fails to remove Tenant's property, to use such bond for the removal of Tenant's property.

13. **Taxes.**

(a) During the Term, Tenant shall pay the real property taxes. Landlord shall provide Tenant with copies of all invoices, bills and notices (collectively, "**Tax Bills**") regarding all real estate and ad valorem taxes and assessments imposed or levied on the Premises by any applicable government taxing authority (each, a "**Tax**", and collectively, "**Taxes**"), within thirty (30) days of Landlord's receipt of any such Tax Bill. Landlord shall

remit payment directly to the taxing authority for the entire amount of any Tax Bill and, within thirty (30) days after Landlord notifies Tenant that such payment has been made, Tenant shall reimburse Landlord for the Tax Bill. Without limiting the foregoing, Tenant shall have the right, but not the obligation, at any time during the Term to pay the Tax Bill on Landlord's behalf if it is received directly by Tenant.

(b) Without limiting Section 13(a), if Tenant's use of the Premises results in the revocation of a classification of the Premises as "agricultural land", "forestry land" or similar classification, thereby triggering liability for "rollback" taxes, Tenant shall pay the rollback tax liability.

14. **Fire or Other Casualty**. If during the Term, all or part of the Premises or Tenant's Property are damaged by fire, wind, flood, earthquake or other casualty, with the result that, in Tenant's sole and absolute discretion, it would not be commercially or economically reasonable or desirable to repair and restore the Premises and/or Tenant's Property, as applicable, then Tenant may terminate this Lease by providing Landlord with written notice of the same and vacating the Premises in compliance with this Lease. Tenant, or its successor in interest, shall be entitled to 100% of any proceeds from casualty insurance policies maintained by Tenant.

15. **Condemnation.**

(a) If all or part of the Premises and/or Tenant's Property shall be subject to condemnation, the exercise of the power of eminent domain, or other governmental taking (the foregoing, collectively, a "**Taking**") with the result that, in Landlord's reasonable discretion, the unaffected portion of the Premises is insufficient or otherwise unsuitable for Tenant's continued use of the Property for the Intended Use or such other use as existed at the time of the Taking (a "**Total Taking**"), then Tenant may terminate this Lease by providing Landlord with written notice of the Total Taking, the Lease shall terminate effective as of the date set forth in such notice, and Tenant shall vacate the Premises in accordance with this Lease.

(b) If all or part of the Premises and/or Tenant's Property shall be subject to a Taking that, in Landlord's reasonable discretion, does not constitute a Total Taking (a "**Partial Taking**") then (i) concurrently with such Taking this Lease shall terminate with respect to the affected portion of the Premises, which Tenant shall vacate in accordance with this Lease, (ii) this Lease shall continue in full force and effect with respect to the unaffected portion of the Premises and (iii) the Acreage shall be reduced for each Acre (or portion thereof) subject to the Taking, and the Rent shall be adjusted, prorata, based on the power consumed in the portion of the Premises prior to such Taking relative to the total power consumption for the entire Premises. For purposes of clarification only, Tenant shall be entitled to remove Tenant's Property from any portion of the Premises that is subject to a Taking.

(c) Tenant shall have the right but not the obligation to participate in any proceedings with respect to a Taking. The proceeds of any Taking shall belong solely to Landlord.

16. **Default; Remedies**. The failure by a party hereto to perform its obligations under this Lease, if not remedied within thirty (30) calendar days of written notice of such

failure from the other party, or if such failure is not capable of being remedied within thirty (30) days, remedial action is not commenced and diligently pursued within such thirty (30) day period, shall constitute a default hereunder (a "**Default**"). Following an event of Default, the non-defaulting party may pursue any available remedies at law or in equity. Notwithstanding the foregoing, the non-defaulting party shall take commercially reasonable measures to mitigate damages resulting from such Default.

17. **Indemnifications**. Landlord shall indemnify, defend and hold Tenant harmless for, from and against any and all damages or claims caused by Landlord's gross negligence or willful misconduct, or Landlord's breach of this Lease, that Tenant may be compelled to pay or defend in connection with this Lease or Tenant's use of the Premises, except to the extent such damages or claims are directly attributable to the actions or omissions of Tenant or any of Tenant's agents or employees. Tenant agrees to indemnify, defend and hold Landlord harmless for, from and against any and all damages or claims caused by Tenant's negligence or willful misconduct, or Tenant's breach of this Lease, that Landlord may be compelled to pay or defend in connection with this Lease or Tenant's use of the Premises, except to the extent such damages or claims are directly attributable to the actions or omissions of Landlord or any of Landlord's agents or employees.

18. **Notices**. All notices, elections, demands, requests, and other communications hereunder shall be in writing, signed by the party making the same and shall be sent by national overnight courier service which provides tracking and acknowledgement of receipts, addressed to the party to be served at the address indicated in the Basic Lease Terms Summary above or at such other address as may hereafter be designated in writing by either party hereto, or by any other method if actually received. The time and date on which mail is postmarked shall be the time and date on which such communication is deemed to have been given. It is acknowledged that emails can be used for such notices, elections, demands, requests and other communications in addition to physical mails, provided that the receiving party acknowledges receipt of the email.

19. **Landlord's Representations and Warranties.**

(a) Landlord hereby represents and warrants to Tenant, to the best of Landlord's knowledge without further inquiry or specific investigation, that: (a) Landlord owns the Land in fee simple, and has all requisite right, power and authority to enter into this Lease, without the consent or joinder of any party not joining in the execution hereof; (b) the execution of this Lease will not constitute a violation of nor be in conflict with nor constitute a default under any term or provision of any agreement or instrument to which Landlord is a party or by which the Premises or any part thereof is bound; (c) Landlord has not received any notice of any pending or threatened Taking, zoning change or legal, regulatory or other noncompliance relating to the Premises, or of any possible widening of the streets abutting the Premises; (d) there are no delinquent or outstanding Taxes, liens or other impositions levied or assessed against the Premises or any larger parcel of property of which the Premises is a part; and (e) except for this Lease, there are no leases, options to purchase, license agreements or other third party rights to use or possess the Premises, whether written or oral, recorded or unrecorded.

(b) Tenant hereby represents and warrants to Landlord that: (a) the execution of this Lease will not constitute a violation of nor be in conflict with nor constitute a default under any term or provision of any agreement or instrument to which Tenant is a

party; (b) the person signing this Lease has the authority to bind the Tenant to this Lease; (c) Tenant: (i) is solvent, (ii) is not in the hands of a receiver and no application for the appointment of a receiver is pending, (iii) has not made an assignment for the benefit of creditors, and (iv) is not the subject of any petition in bankruptcy nor is it currently contemplating filing for bankruptcy protection; and (d)Tenant has the financial ability to perform under this Lease.

20. **Insurance.** During the Term, Tenant shall maintain insurance on the terms set forth below, at Tenant's cost and expense:

(a) Commercial general liability insurance covering Tenant and System operations, written on "occurrence" policy forms, including coverage for premises/operations, products/completed operations, broad form property damage, blanket contractual liability, wildfire liability and personal injury, with no exclusions for explosion, collapse and underground perils, or fire, with coverage limits of no less than $1,000,000 for injuries or death to one or more persons or damage to property resulting from any one occurrence, a $2,000,000 general aggregate, and a products and completed operations liability aggregate limit of not less than $2,000,000. The commercial general liability policy shall also include a severability of interest clause with no exclusions or limitations on cross liability.

(b) Automobile liability insurance covering Tenant, including coverage for owned, leased, non-owned and hired automobiles for both bodily injury and property damage in accordance with statutory legal requirements, with combined single limits of no less than $1,000,000 per accident with respect to bodily injury, property damage or death. To the extent Tenant does not own any automobiles, contingent liability for hired, leased and non-owned automobiles may be obtained through endorsement to the general liability policy required in Section 20(a) above.

(c) Workers' compensation insurance in accordance with statutory requirements at any time in which Tenant has employees, including coverage for employer's liability with a limit of not less than $1,000,000 and such other forms of insurance which Tenant is required by applicable law to provide for loss resulting from injury, sickness, disability or death of each of their employees.

(d) Umbrella or excess liability insurance with limits of not less than $4,000,000 per occurrence and annual aggregate (inclusive of the coverage requirements and limits in Sections 20(a), (b) and (c)) covering Tenant and System operations, and with a term concurrent with that of the commercial general liability insurance and automobile liability insurance required in Sections 20(a) and (b) above. The umbrella or excess liability insurance shall include as insured all persons or entities that are named as additional insureds under Tenant's commercial general liability insurance.

(e) All liability policies required in Sections 20(a), (b), (c) and (d) above that are maintained by the Tenant or on behalf of the Tenant shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) shall operate in the same manner as if there were a separate policy covering each such insured and shall not contain an exclusion for cross liability.

(f) Landlord shall be named as additional insured under the commercial

general liability insurance and umbrella policies. Tenant shall provide additional insured endorsements, or equivalents acceptable to Landlord, all as directed by Landlord.

(g) Insurance coverage limits included in this Lease in no way serve as a limitation of Tenant's insurance carrier(s)' legal liability.

(h) Upon Landlord's request, Tenant will promptly furnish Landlord with certificates of insurance evidencing the insurance required to be maintained under this Section 20.

21. **Assignments; Transfers**. This Lease shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns, subject to the following terms and conditions:

(a) Tenant may not assign this Lease, in whole or in part, or sublet the Premises, or any part thereof, without Landlord's prior consent which consent may be withheld in Landlord's sole discretion.

(b) In the event Landlord transfers this property, the transfer shall be subject to this Lease.

22. **Third Party Protections**. Tenant may not pledge, sell, grant and/or assign, sublease, mortgage and otherwise transfer (each, a "Transfer") this Lease or Tenant's leasehold interest in the Premises, in whole or in part, without Landlord's prior consent. Landlord hereby agrees that Tenant shall only right to obtain financing for Tenant's personal property.

23. **Estoppel**. Upon the request of either party, the non-requesting party shall deliver to the requesting party a certificate setting forth the material terms of the Lease, the existence of any Default under the Lease, the date through which Rent has been paid and any amounts on deposit with Landlord, the current Rent rate, and such other reasonable terms requested by the requesting party. The failure by the non-requesting party to respond to such request within fifteen (15) days, provided that the non-requesting party has confirmed receipt of the request, shall result in the deemed acceptance, approval and confirmation of the truth of the matters set forth in the certificate sent with the original request.

24. **Brokerage Commission**. Other than Colliers International, as broker for Landlord, and Transwestern, as broker for Tenant, each of which shall be paid a commission pursuant to a separate written agreement between Landlord and the brokers, Landlord and Tenant each represent and warrant to the other that they have not dealt with any real estate agent or broker in connection with this transaction. Landlord and Tenant each hereby indemnify and save the other harmless for, from and against all losses, costs and expenses incurred by reason of a breach of such representation and warranty.

25. **Governing Law**. This Lease shall be construed and enforced in accordance with the laws of the state of South Carolina, and any disputes arising from or relating to this Lease shall be construed, governed and interpreted and regulated under the laws of such state.

26. **Interpretation; Amendment**. The terms of this Lease shall not be amended, restated, changed or otherwise modified except in a writing signed by Landlord

and Tenant. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each other term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

27. **Integration**. This instrument, including the attached Exhibits, contains the complete agreement of the parties regarding the subject matter of this Lease, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated herein. This instrument creates only the relationship of landlord and tenant between the parties as to the Premises; and nothing in this Lease shall in any way be construed to impose upon either party any obligations or restrictions not expressly set forth in this Lease.

28. **Exclusive Control; Quiet Enjoyment**. Tenant shall have exclusive control, possession, occupancy, use and management of the Premises on and after the Rent Commencement Date, subject to any easements or security instruments existing on the Effective Date, or as caused by Tenant, and Landlord shall warrant and defend Tenant's right to quietly hold and enjoy the Premises. Tenant, and its agents, guests, subtenants and designees shall have access to the Premises at all times after the Rent Commencement Date, For the avoidance of doubt, this Lease does not convey any subsurface oil, gas, mineral, liquid or other subsurface rights (collectively, "**Mineral Rights**") to Tenant; provided, however, that Landlord shall not engage in, and shall not permit, any activity, including, without limitation, the extraction of minerals, oil, gas, liquid or other substances, if such activity could result in a failure of subsurface support for the Premises or otherwise impair or adversely affect Tenant's Property or Tenant's use of the Premises. The foregoing sentence shall be a covenant running with the Land binding upon any party owning any interest in, or rights to develop or use such Mineral Rights.

29. **Waiver**. The waiver by any party of any instance of a breach of any covenant or agreement herein shall not be deemed to constitute waiver of any subsequent breach of the same or any other covenant or agreement under this Lease.

30. **Nonrecourse**. The performance of this Lease by Landlord and Tenant shall be secured by their respective interests in the Premises. Except for such interests in the Premises, neither Landlord's, nor Tenant's property or assets (including without limitation Tenant's Property), shall be subject to levy, execution or any other enforcement procedure in connection with the satisfaction of liability under this Lease.

31. **Consents; Further Assurances**. Each party shall execute and deliver such further documents and perform such other acts, as may be reasonably necessary to achieve the parties' intent in entering into this Lease. The parties further agree that, to the extent the consent or approval of either of them is required, requested or appropriate under this Lease, such consent or approval shall not be unreasonably or unduly withheld, delayed, or conditioned, and except as may otherwise be expressly provided for herein, each party shall bear its own costs and expenses, including legal costs, in connection with such consent or approval.

32. **Counterparts**. This Lease may be executed in any number of counterparts, each of which shall be deemed an original once executed and delivered. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing with the

same force and effect as if such facsimile were an original thereof.

33. **Survival**. Upon the expiration or earlier termination of this Lease in accordance with its terms, this Lease shall cease to have force and effect, unless the context requires otherwise to achieve the parties' intent with respect thereto.

34. **Confidentiality**. Landlord agrees to hold all confidential information of Tenant, including, without limitation, the terms of this Lease, in strict confidence, and will not disclose same to any person, other than as required by applicable law, rule, or regulation. Landlord acknowledges and stipulates that Tenant may suffer irreparable harm in the event of a breach of this confidentiality agreement, for which Tenant has no adequate remedy at law. Therefore, in addition to all other remedies available pursuant to the terms of this Lease or at law, Tenant shall have the right to obtain immediate injunctive or other equitable relief upon a breach of this confidentiality agreement by Landlord, without the necessity of giving any notice of such default or opportunity to cure the same.

35. **State Specific Provisions**. As used in this Lease, "**UCC**" shall mean the South Carolina Uniform Commercial Code found at Title 36 of the South Carolina Code of Laws of 1976, as amended, or any replacement or successor statute code.

36. **Option to Lease**. Landlord and Tenant agree to the following:

(a) <u>Option to Lease</u>. Tenant shall have the option to lease (the "Option") the small parcel close to the Moore Duncan Highway, containing 6 acres, more or less, as shown on Exhibit A (the "Option Property") at market rates at the time the Option is exercised. For purposes of determining market rates, Landlord and Tenant shall obtain the opinion of a commercial real estate agent or appraiser and shall share the costs of such opinion. This Option does not apply if Landlord wishes to sell the Option Property and Landlord shall have no obligation to notify Tenant in advance of any such transaction to sell the Option Property. At the time the Option Property is sold, this Option to Lease shall automatically terminate. In the event Tenant wishes to exercise its option, it shall notify Landlord in writing according to the notice provisions of this Lease. If Landlord has the Option Property under contract to sell at the time Tenant exercises the Option, Tenant shall only be able to lease the Option Property if Landlord fails to consummate the sale.

(b) If the Memorandum of Lease from Section 37 below contains terms regarding the Option and the Option is terminated, then Landlord shall have the ability to modify the Memorandum of Lease to clarify that such Option no longer applies to the Option Property.

37. **Memorandum of Lease**. Landlord and Tenant agree that this Lease shall not be recorded. Upon request of Landlord or Tenant, a memorandum of lease shall be prepared and recorded with the Spartanburg County Register of Deeds. The memorandum of lease shall contain the parties names, term, and, identify the property, and may acknowledge the Option in Section 36. The memorandum of lease shall not disclose the financial terms of this Lease.

<u>[*SIGNATURES FOLLOW*]</u>

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the later of the dates indicated below.

LANDLORD: PACOLET MILLIKEN, LLC,

By: ______________________

Printed Name: Clay Adams

Title: President – Real Estate

Date: 10/19/21

TENANT: BPV Power Alpha LLC

By its Manager, VCV Digital Infrastructure Alpha LLC

By its Manager, VCV LLC

By its Manager:

____

Printed Name: Yuan (Jerry) Tang

Date: 10/16/2021

By its Manager, LoneStar Dream Inc.

By its Manager:

____

Printed Name: Zhibiao Pan

Date: Oct 16, 2021

<u>Exhibit A</u>
Depiction of the Land and the
Option Property

[***]